                             FIRST INDUSTRIAL, L.P.
                            INDUSTRIAL BUILDING LEASE
                           (TRIPLE NET/SINGLE TENANT)


SECTION 1:  BASIC TERMS

         This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

  1.1   Date of Lease:   December 3, 1997 -------

  1.2   Landlord:                  First Industrial, L.P., a Delaware limited
                                   partnership

  1.3   Tenant:               Nantucket Industries, Inc., a Delaware corporation

  1.4   Premises                   The entire Building, consisting of approximately
                                   71,000 rentable square feet, the Land and
                                   the Property.

  1.5   Building:                  The building constructed on a portion of the Land,
                                   said building being commonly known as 435 Industrial Park
                                   Road, Bartow County, Cartersville, Georgia

  1.6   Land:                 That certain parcel(s) of land upon which the Building
                              is located, identified as Tract I on Exhibit "A"
                              attached hereto and incorporated herein by this reference.

  1.7   Property:             The Land and all improvements thereon, including the
                              Building, the Common Areas and the parking facilities on the Land.

  1.8   Lease Term:           5 years 0 months ("Term"), commencing January 1,
                              1997 ("Commencement Date") and ending December 30, 2002
                              ("Expiration Date"). (SEE SPECIAL STIPULATION 11)

  1.9   Permitted Uses:       Office, warehouse, packaging and distribution
                              center for clothing and any other related use permitted by law
                              (or any other use consented to by Landlord in writing, such consent not to be unreasonably withheld) (See Section 4)

  1.10  Tenant's Guarantor:   (if none, so state) None.

  1.11  Brokers:              (See Section 22; if none, so state)
                              (A) Tenant's Broker: Brannen/Goddard Company
                              (B) Landlord's Broker: None

  1.12  Security Deposit:     $16,863.00 (See Section 4)

  1.13  Rent Payable by
        Tenant:               See Exhibit "B"

  1.14  Tenant's Property:    See Section 12.2

  1.15  Riders to Lease:      The following riders are attached to and made a part of this Lease.
                              (If none, so state)

                              Exhibit A - Legal Description
                              Exhibit B - Base Rental Payments
                              Exhibit C - Landlord's Repairs and Improvements
                              Exhibit D - Required Insurance
                              Exhibit E - Special Stipulations 1 through 12


SECTION 2:  LEASE OF PREMISES;  RENT

         2.1 Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Lease Term and subject to the conditions of this Lease.

         2.2 Types of Rental Payments. Tenant shall pay rents of (a) net base rent payable in monthly installments as set forth in Exhibit "B" attached hereto (the "Net Base Rent"), in advance, on the first day of each and every calendar month during the term of this Lease; (b) all costs, expenses and charges of every nature relating to, or incurred in connection with, the ownership and operation of the Premises and that are attributable to, or become due, during the Term ("Additional Rent"); and (c) in the event that any monthly installment of Net Base Rent is not paid within ten (10) days of the date when due, a late charge in an amount equal to five percent (5%) of the then-delinquent installment of Net Base Rent (the "Late Charge"; the Net Base Rent, Additional Rent and Late Charge shall collectively be referred to as "Rent"). All Rent shall be paid to First Industrial, L.P., P.O. Box 75631, Chicago, Illinois 60675- 5621 (or to such other entity designated as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise. (SEE SPECIAL STIPULATION 1)

         2.3 Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the partial calendar months occurring at the commencement and the expiration of the Term shall be prorated on a per diem basis. It is intended that the Rent provided in this Lease shall be an absolutely net return to Landlord throughout the Term and any renewals or extensions thereof.

SECTION 3:  TAXES AND ASSESSMENTS; ASSOCIATION DUES

         3.1 Taxes. Tenant agrees to pay as "Additional Rent" for the Premises
(i) all governmental taxes, assessments, fees, penalties and charges of every kind or nature (other than Landlord's income taxes), whether general, special, ordinary or extraordinary, due at any time, or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing or operation of the Premises or of the personal property and equipment located therein or in connection therewith and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (the "Taxes"). All such Taxes shall be paid by Tenant before they become delinquent. The Taxes for the first and last years of the Term and any extension thereof will be appropriately prorated. If any special assessments levied against the Premises are payable in installments, Tenant shall be responsible only for those installments that are attributable to the period during which Tenant has possession of the Premises and Landlord shall allow for the longest available payment period.. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year, rather than taxes that are assessed or become a lien or accrue during such year. If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy, charge or imposition shall be deemed to be included within the term "Taxes" for the purposes hereof. (SEE SPECIAL STIPULATION 2)

         3.2 Association Dues. If at any time or from time to time during the Term and any extensions thereof, the Premises are or shall be subject to dues or assessments levied by an owners' association involving the Premises and other nearby or contiguous real property, Tenant shall pay, before delinquent and as Additional Rent, all such dues and assessments until the termination of the Term and/or any extension of this Lease. If such dues and assessments related to specific periods of time, Tenant will be responsible for any such dues and assessments due during the Term and any extensions thereof.

SECTION 4:  USE OF PREMISES;  SECURITY DEPOSIT

         4.1 Use of Premises. The Premises shall be used for the purpose(s) set forth in Section 1.9 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to the Premises or any equipment, facilities or systems therein, reasonable wear and tear excepted; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises; (d) impair or tend to impair the character, reputation or appearance of the Premises as a first-class property; and (e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Premises and its equipment, facilities or systems.

         4.2 Signage. Tenant shall not affix any sign of any size or character to any portion of the Premises without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

         4.3 Security Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in
Section 1.12 above, in good funds (the "Security"), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord. If Tenant defaults in the performance of any of its covenants hereunder and such default continues beyond any applicable notice and cure period, Landlord or Agent may, with notice to Tenant, apply the whole or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event Landlord or Agent shall so apply the Security, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used. Tenant's failure to do so shall constitute a default under this Lease. If Tenant fully and faithfully complies with all the covenants hereunder, the Security (or any balance thereof) shall be returned to Tenant within thirty (30) days after the last to occur of (i) the date the Term expires or terminates, (ii) delivery to Landlord of possession of the Premises and (iii) Landlord's or Agent's inspection of the Premises and determination that all obligations of Tenant under this Lease have been fully satisfied. Landlord may deliver the Security to any purchaser of Landlord's interest in the Premises [or any Successor Landlord (defined below), if applicable], and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security. Each time the Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security to an amount which bears the same relationship to the increased rent as the initial Security bore to the initial Rent.

SECTION 5:  CONDITION AND DELIVERY OF PREMISES

         5.1 Condition of Premises. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the Premises on an "AS-IS," "WHERE-IS" basis. Tenant acknowledges that neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the Premises and is not relying on any representation of Landlord with respect thereto. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements of any kind or nature to the Premises (whether structural or nonstructural and whether or not involving the roof of the Building, the Building's HVAC (defined below) system, the Premises' parking lot, or any other component of the Premises) in connection with, or in consideration of, this Lease, except (a) as set forth in Section 13 and 17 and
(b) with respect to any repairs and improvements expressly and specifically described in Exhibit "C" attached hereto ("Work Items"). Landlord agrees to enforce, or cause Agent to enforce, upon Tenant's request, all manufacturer's or contractor's warranties, if any, given in connection with the Work Items.

         5.2 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. The obligations of Tenant under the Lease shall not thereby be affected, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

SECTION 6: SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT

         6.1 Subordination of Lease. This Lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the Premises now or hereafter existing and to all mortgages or trust deeds or deeds of trust (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Premises. This subordination shall apply to each and every advance made, or to be made, under such Mortgages; to all renewals, modifications, replacements and extensions of such Mortgages; and to "spreaders" and consolidations of such Mortgages. This Section 6.1 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall from time to time execute, acknowledge and deliver any instrument that Landlord may from time to time reasonably require in order to evidence or confirm such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within twenty (20) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, which appointment is coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Tenant acknowledges that this Lease has been (and, in the future, may be) assigned by Landlord to a Superior Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease," the lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee"; and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage," and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee." Notwithstanding the foregoing, this Lease may be made senior to the lien of any Superior Mortgage, if and only if the Superior Mortgagee thereunder so requests. (SEE SPECIAL STIPULATION 3)

         6.2 Notice in the Event of Default. In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this Lease, Tenant shall give written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant, whereupon any or all of Landlord, a Superior Mortgagee or Superior Landlord or may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty (30)-day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

         6.3 Successor Landlord. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this Lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Premises; and the Successor Landlord shall not (a) be liable for any act, omission or default of Landlord or other prior lessor under this Lease if and to the extent that such act, omission or default occurs prior to the Succession Date; (b) except as required under Section 17 of this Lease, be required to make or complete any tenant improvements or capital improvements, or to repair, restore, rebuild or replace the Premises or any part thereof in the event of damage, casualty or condemnation; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this Lease, prior to the Succession Date. Additionally, from and after the Succession Date, Tenant's obligation to pay Rent (as provided in Sections 2 and 3 hereof) shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of Rent made prior to the calendar month in which the Succession Date occurs, nor by any Security that is not actually delivered to, and received by, the Successor Landlord. (SEE SPECIAL STIPULATION
3)

SECTION 7:  QUIET ENJOYMENT

         Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the land of the Premises and is not a personal covenant of Landlord.

SECTION 8:  ASSIGNMENT, SUBLETTING AND MORTGAGING

         8.1 Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use set forth in Section 4 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void and of no legal force or effect. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. Any consent by Landlord to any assignment or sublease shall not be deemed to release Tenant from its obligation hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. In the event that Landlord elects to reject any proposed sublease or assignment, the Tenant's sole and exclusive remedy shall be to seek a declaratory judgment against Landlord so as to enable Tenant to avoid a termination of this Lease. Any violation of the provisions of this Section 8.1 shall constitute a default under this Lease. (SEE SPECIAL STIPULATION 4)

         8.2 Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations (whether cash or non-cash) received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Agent one hundred percent (100%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent due under this Lease.

         8.3 Permitted Transfers. The provisions of Section 8.1(a) shall not apply to a transfer to a corporation into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant, provided in any of such events (a) the successor to Tenant has a net worth (computed in accordance with generally accepted accounting principles), at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (ii) the net worth of Tenant on the date of this Lease and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder.

SECTION 9:  COMPLIANCE WITH LAWS

         If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain in good standing and renew such license or permit. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any governmental or administrative authorities that impose any duty on Landlord, Agent or Tenant arising from Tenant's actions regarding its business operations or use of the Premises, and Tenant shall pay all expenses, fines and damages that are imposed upon any or all of Landlord, Agent, any Superior Lessee, Superior Lessor or Superior Mortgagee, by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. (SEE SPECIAL STIPULATION 5)

SECTION 10:  INSURANCE

         10.1 Tenant Activities. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy issued in respect of the Premises and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would: (a) subject any or all of Landlord, Agent, any Superior Lessor, any Superior Lessee or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage; (b) result in insurance companies of good standing refusing to insure (or imposing special conditions on insuring) any or all of the Premises or the property therein, in amounts reasonably satisfactory to Landlord; or (c) result in the cancellation of (or the assertion of any defense by the insurer, in whole or in part, to claims under) any policy of insurance with respect to any or all of the Premises or the property therein.

         10.2 Insurance to be Maintained by Tenant. Tenant shall, at its sole cost and expense, at all times during the Term (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Exhibit D attached hereto. Certified copies of all insurance policies required pursuant to this Lease (or certificates thereof, in form and substance acceptable to Landlord), shall be delivered to Landlord not less than ten (10) days prior to the Commencement Date. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Section 10.2, then Landlord, at Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Additional Rent. (SEE SPECIAL STIPULATION 6)

         10.3 Waiver of Right of Recovery. None of Landlord, Agent or Tenant shall be liable to one another [or to any insurance company (by way of subrogation of otherwise) insuring any such party] for any loss or damage to the Premises, the structure of the buildings located thereon, other tangible property located on the Premises, or any resulting loss of income, or losses under workers' compensation laws and benefits, despite the fact that such loss or damage might have been occasioned by the negligence or misconduct of such party, its agents or employees, provided and to the extent that any such loss or damage would be covered by insurance that the party suffering the loss is required to maintain pursuant to the terms of this Lease. The failure of any party to insure its property shall not void this waiver. Each of Landlord, Agent and Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Premises and the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company consents to such waiver of right of recovery. The waiver of right of recovery set forth above in this Section 10.3 shall extend to Landlord, Agent, Tenant, and their respective agents and employees, and each Superior Lessor, Superior Mortgagee, and to other appropriate parties designated by Landlord.

SECTION 11:  ALTERATIONS

         11.1 Procedural Requirements. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b) the Alterations are to the interior of the Premises;
(c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"), sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased; (d) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; (e) the Alterations shall conform with all other requirements of this Lease; and (f) Tenant shall have provided Landlord with detailed plans (the "Plans") for such Alterations in advance of requesting Landlord's consent. Additionally, after obtaining Landlord's preliminary consent to the Plans, but before proceeding with any Alterations, Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of

Alterations and shall submit to Agent, for Landlord's written approval, working drawings, plans and specifications, and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval. Tenant shall obtain and deliver to Agent (if so requested) either (i) a performance bond and a labor and materials payment bond in form satisfactory to Landlord, each in an amount equal to one hundred fifteen percent (115%) of the estimated cost of the Alterations, or (ii) such other security as shall be reasonably satisfactory to Landlord. After obtaining Landlord's approval to the Alterations, Tenant shall give Landlord at least twenty (20) days prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non- responsibility at the Premises.

         11.2 Performance of Alterations. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord or Agent. Alterations shall be performed by contractors first approved by Landlord, and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any). Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

         11.3 Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 21.3 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. Any sums due from Tenant pursuant to the preceding sentence shall constitute Additional Rent under this Lease.

SECTION 12:  LANDLORD'S AND TENANT'S PROPERTY

         12.1 Landlord's Property. Subject to Section 12.2 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates, or other similar building operating equipment and decorations.

         12.2 Tenant's Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof.

         12.3 Removal of Tenant's Property. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, it may remove Tenant's Property from the Premises only upon the express written direction of Landlord.

SECTION 13:  REPAIRS AND MAINTENANCE

         13.1 Tenant Repairs and Maintenance. Tenant shall, at its expense, throughout the Term, maintain and preserve, in first-class manner, the Premises, the fixtures and appurtenances therein, reasonable wear and tear excepted. Tenant shall also be responsible for all structural and non-structural repairs and replacements, interior and exterior, ordinary and extraordinary, in and to the Premises and the facilities and systems thereof (including, but not limited to, the Premises' parking lot, and the electrical, mechanical, HVAC, and plumbing systems). Tenant shall enter into a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises. Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace or repair all scratched, damaged, or broken doors and glass in and about the Premises and floor coverings in the Premises and repair and maintain all sanitary and electrical fixtures therein; provided, however, that all replacement materials and methods of replacement shall be approved in writing by Landlord prior to installation. Any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, HVAC, or other systems of the Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All such repairs or replacements shall be subject to the supervision and control of Landlord or Agent, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced. (SEE SPECIAL STIPULATION 7)

         13.2 Tenant Equipment. Tenant shall not place a load upon any floor of the Premises that exceeds either the load per square foot that such floor was designed to carry or that which is allowed by law. Business machines and mechanical equipment belonging to Tenant that cause noise or vibrations that may be transmitted to the structure of the Premises to such a degree as to be objectionable or of concern to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings or cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

SECTION 14:  UTILITIES

         14.1 Purchasing Utilities. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services as necessary; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.

         14.2 Use of Electrical Energy by Tenant. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; or (ii) the Premises' heating, ventilating and air-conditioning ("HVAC") systems. The Building is separately metered.

SECTION 15:  LANDLORD'S RIGHTS

         15.1 Landlord's Rights of Access. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times during regular business hours (a) to examine and inspect the Premises and to show them to actual and prospective Superior Parties or prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates and all consultants and advisors relating thereto; and (b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder provided however Landlord will use its best efforts not to disrupt Tenant's business. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. In the exercise of each of the foregoing rights, Landlord shall give Tenant reasonable prior notice of its entry, except in the case of emergency. Nothing set forth above implies obligations of improvement beyond the Work Items per Exhibit C. Landlord, Agent and their respective agents, employees and representatives may enter the Premises at any time, without notice in the event of an emergency.

         15.2 Other Landlord Rights. Landlord and Agent shall have the following rights exercisable, without notice and without liability to Tenant, for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to designate and/or approve, prior to installation, all types of signs; (ii) to sell or otherwise transfer the Premises and assign and pass through all of Landlord's obligations hereunder to the new owner; (iii) to have pass keys, access cards, or both, to the Premises; and (iv) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or with no intention of reoccupying the Premises.

SECTION 16:  NON-LIABILITY AND INDEMNIFICATION

         16.1 Non-Liability. None of Landlord, Agent, Landlord Affiliates, any other managing agent, Superior Parties, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by, or resulting from, the negligence of Landlord, Agent or their respective agents, servants or employees in the operation or maintenance of the Premises (subject, however, to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its contractors). Further, none of Landlord, Agent, any other managing agent, Superior Parties, or their respective partners, directors, officers, agents and employees shall be liable
(a) for any such damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any private, public or quasi-public work, unless caused by the negligence of Landlord, Agent or their respective agents or employees; or (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

         16.2 Tenant Indemnification. Tenant hereby indemnifies, defends, and holds Landlord and all Landlord Affiliates harmless from and against any and all claims, judgments, liens, causes of action, liabilities, damages, costs, losses and expenses (including, but not limited to reasonable legal, engineering and consulting fees of engineers, attorneys and consultants selected by Landlord) arising from or in connection with (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created (other than by Landlord) in or about the Premises during either or both of the Term and the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises, including any and all mechanics and other liens and encumbrances; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors; (c) any accident, injury or damage whatsoever (unless caused by Landlord's gross negligence) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; (e) any breach by Tenant of any of its warranties and representations under this Lease; and (f) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code. In case any action or proceeding is brought against Landlord or any Landlord Affiliate by reason of any such claim, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord or such Superior Lessor or Superior Mortgagee. Tenant's obligations under this Section 16.2 shall survive the termination of this Lease for any reason. (SEE SPECIAL STIPULATION
8)

         16.3 Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises beyond Landlord's reasonable control. Tenant shall not hold Landlord or Agent liable for any latent defect in the Premises, nor shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same. Tenant agrees that under no circumstances shall Landlord or Agent be liable to Tenant or any third party for any loss of, destruction of, damage to or shortage of any property; including, but not limited to, Tenant's Property.

16.4 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any Successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. In addition, Tenant acknowledges that Agent is acting solely in its capacity as agent for Landlord and, shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this Lease, all of which are expressly waived by Tenant.

SECTION 17:  DAMAGE OR DESTRUCTION

         17.1 Notification. Tenant shall give prompt notice to Landlord and Agent of (a) any occurrence in or about the Premises for which Landlord or Agent might be liable, (b) any fire or other casualty in the Premises, (c) any damage to, or defect in, the Premises, for the repair of which Landlord or Agent might be responsible, and (d) any damage to or defect in any part or appurtenance of the Premises' sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof.

         17.2 Repair Provisions. Subject to the provisions of Section 17.4 below, if the Premises are damaged by fire or other insured casualty, Landlord shall repair or cause Agent to repair the damage and restore and rebuild the Premises (except for Tenant's Property) with reasonable dispatch to substantially the same condition they were in immediately prior to the casualty after (a) notice to it of the damage or destruction and (b) the collection of the insurance proceeds attributable to such damage, and Tenant shall repair the damage to and restore and repair Tenant's Property, with reasonable dispatch after such damage or destruction. Such work by Tenant shall be deemed Alterations for the purposes of this Lease.

         17.3 Rental Abatement. If (a) the Premises are damaged by fire or other casualty thereby causing the Premises to be untenantable or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be equitably reduced as to such portion of the Premises as is rendered untenantable.

         17.4 Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the opinion of a reputable contractor or architect designated by Landlord) (i) its repair or restoration requires more than one hundred eighty
(180) days or (ii) such repair or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Premises immediately prior to the casualty or (iii) the damage is less than the amount stated in (ii) above, but is more than 25% and occurs during the last two (2) years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease within five (5) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. In such event, the termination shall be effective as of the 180th date after the date on which the casualty occurs. If (A) any Superior Party or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises less any applicable deductibles, or (B) the issuer of any casualty insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises less any applicable deductibles, then Landlord may, at Landlord's sole option, terminate this Lease, effective as of the one hundred eightieth (180th) day after such casualty, by giving Tenant written notice to such effect within one hundred eighty (180) days after the date of the casualty. For purposes of this Section 17.4 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

         17.5 Repair or Restoration. Subject to the provisions of Section 17.2 and 17.4 above, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Section. Landlord or Agent shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

         17.6 Liability of Tenant. Notwithstanding any of the foregoing provisions of this Section, if by reason of any act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents, or contractors, Landlord, any Superior Party, or other appropriate party shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises by fire or other casualty (the "Insurance Proceeds"), then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement or reduction of the Rent notwithstanding lack of usability. Further, and to the extent that, as a result of or due to or because of any act or omission by any or all of Tenant, its agents, employees, invitees and representatives, Landlord, any Superior Party or any other appropriate party is unable to collect all of the Insurance Proceeds, then Tenant shall be liable to Landlord for the payment of an amount equal to that portion of the Insurance Proceeds that Landlord, any Superior Party or any other appropriate party is unable to collect.

SECTION 18:  EMINENT DOMAIN

         18.1 Total Condemnation. If, in Landlord's opinion, the whole of the Premises, or if any part of the Premises that materially affects Tenant's use and occupancy of the Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, Tenant shall have the option to terminate this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Rent shall be prorated and adjusted as of such date.

         18.2 Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking; provided, however, Tenant shall have the right to separately pursue, against the condemning authority, an award in respect of the loss, if any, to leasehold improvements or other interest of Tenant in the Premises paid for by Tenant, without any credit or allowance from Landlord and further provided that such separate award does not diminish or interfere with Landlord's pursuit of its own award.

         18.3 Compensation to Tenant for Temporary Use. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion that represents reimbursement for the cost of restoration of the Premises. Unless Tenant elects to terminate this Lease pursuant to Section 18.1, then this Lease shall be and remain unaffected by such taking, and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay, in full, the Rent as prorated following such taking when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises (or a part thereof) shall be prorated between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Rent becoming due.

         18.4 Partial or Temporary Taking. Subject to the rights of any Superior Mortgagee or Superior Lessor, and other parties having rights to condemnation proceeds, in the event of any taking of less than the whole of the Premises, which taking does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, or other partial taking of the Premises, that does not result in a termination of this Lease: (a) Landlord, at its expense, and provided that a condemnation award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises (other than those parts of the Premises that are Tenant's Property) to substantially their former condition, to the extent that the same is feasible (subject to those changes which Landlord reasonably deems desirable, and to building and other governmental codes and regulations) and so as to constitute a complete and tenantable Premises, and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair Tenant's Property, to substantially its former condition, to the extent feasible, subject to such reasonable changes as Landlord and Tenant shall agree upon, in writing. Such work by Tenant shall be deemed Alterations. Furthermore, in the event of a partial taking of the Premises that does not result in a termination of this Lease, the Base Rent due hereunder shall be reduced in a proportionate amount, based upon the proportion that the area that has been taken bears to the total area of the Premises. Such reduction shall be effective from the date on which the partial taking occurs until the date, if any, on which the partial taking terminates and the Premises have been restored in accordance with the terms of this Lease.

SECTION 19:  SURRENDER AND HOLDOVER

         On the last day of the Term, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and
(b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease. The obligations imposed under the preceding sentence shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (a) Tenant shall be deemed a tenant- at-sufferance; (b) Tenant shall pay one hundred fifty percent (150%) of the Rent last prevailing hereunder, and also shall pay all direct damages sustained by Landlord, by reason of such remaining in possession after the expiration or termination of this Lease; and (c) there shall be no renewal or extension of this Lease by operation of law; or, at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year on the same terms and conditions as provided in this Lease. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law. The inclusion of the preceding sentence in this Lease shall in no event be construed as Landlord's consent for Tenant to hold over. Tenant shall also be liable to Landlord for all damage (including consequential damages) which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Section 19 shall survive the expiration or earlier termination of this Lease.

SECTION 20:  EVENTS OF DEFAULT

         20.1 Bankruptcy of Tenant. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law , or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law (and any such involuntary proceeding is not permanently discharged, dismissed, stayed or vacated, as the case may be within sixty (60) days of commencement), or whenever a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

         20.2 Default Provisions. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder or within any applicable grace periods; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this subsection 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than sixty (60) days after Landlord's initial delivery to Tenant of notice of such default.

SECTION 21:  REMEDIES

         21.1 Landlord's Cure Rights Upon Default of Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in Subsection 21.2.

         21.2 Landlord's Remedies. Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord's or Tenant's name (limited to the length of the original lease term), but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in restoring the Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare due and payable immediately an amount determined as follows: (x) the entire amount of Rent and other charges and assessments which would have become due and payable during the remainder of the Lease Term, discounted to present value by using a discount factor of eight percent (8%) per annum, plus (y) all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in restoring the Premises and all costs relating to such reletting, including broker's commissions and lease assumptions) reasonably incurred in connection with or related to the reletting of the Premises, minus (z) the market rental value of the Premises for the remainder of the Lease Term, based on Landlord's reasonable determination of both future rental value and the probability of reletting the Premises for all or part of the remaining Lease Term, discounted to present value by using a discount factor of eight percent (8%) per annum. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's exact damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). For purposes of determining what could be collected by Landlord by reletting under this subsection, Landlord is not required to relet when other comparable space in the Building is available. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Lease Term from the date of the termination of this Lease.

         21.3 Rights of Landlord. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the reasonable fees of Landlord's attorneys. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of five percent (5%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by The First National Bank of Chicago, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the Expiration Date, nor limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder by Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

         21.4 Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

                  (a) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) months of the then-current Net Base Rent payable hereunder.

                  (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

                  (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                  (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

SECTION 22:  BROKER

         Tenant covenants, warrants and represents that the broker set forth in
Section 1.11(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.11(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commissions of Landlord's and Tenant's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party (other than Tenant's Broker and Landlord's Broker) claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

SECTION 23:  ESTOPPEL CERTIFICATES

         Tenant shall, from time to time and within ten (10) days after any request by Landlord, execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the Rent has been paid; (iii) stating whether Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any rights of Tenant (e.g., options) have been waived. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord or Agent may reasonably request including, but not limited to, the amount of Rent under this Lease, and whether Landlord has completed all (if any) improvements to the Premises required under this Lease.

SECTION 24:  HAZARDOUS SUBSTANCES

         24.1 Definitions. For purposes of this Section 24, "hazardous substance" means any matter regulated under the Resources Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 52 U.S.C. Section 9601 et seq., applicable state or local law, or any substance or matter giving rise to liability under common law theory based on nuisance or strict liability (the foregoing laws being referred to herein as "Environmental Laws"). For purposes of this Section 24, "Landlord's Environmental Liability" means: any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Landlord or any of Landlord's parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (i) any hazardous substance used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in or under all or any portion of the Property, or any surrounding areas; (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Section 24; (iii) any violation, liability or claim of violation or liability under any Environmental Laws; or (iv) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of hazardous substance.

         24.2 Prohibition. Tenant shall not conduct or authorize the generation, transportation, storage, use, treatment or disposal on or in the Premises of any hazardous substance without prior written authorization by Landlord, which authorization may be given or withheld in Landlord's sole and absolute discretion, and Tenant's failure to comply with the provisions of this Section
24.2 shall constitute a default under this Lease. Notwithstanding the preceding sentence, Landlord hereby authorizes Tenant to use and store reasonable quantities of the following in the Premises, in accordance with all applicable laws and regulations: paints; oils; material utilized in printing operations; and materials utilized in the normal course of Tenant's repair and maintenance of the Premises. No such purported authorization shall be binding on Landlord unless signed by Landlord and not solely by Agent.

         24.3 Permitted Activities. If Landlord expressly authorizes Tenant, in writing, to generate, transport, store, treat or dispose of any hazardous substance on the Premises: (i) Tenant shall, at its own cost, comply with all laws (federal, state or local) relating to hazardous substance, including, but not limited to, RCRA and CERCLA; (ii) Tenant shall promptly provide Agent copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement on or in the Premises, or the generation, transportation, storage, use, treatment, or disposal at the Premises, of any hazardous substance; (iii) Landlord, Agent and their respective agents and employees shall have the right to enter the Premises and/or conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Premises; and
(iv) Upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Premises or any portion thereof.

         24.4 Remedial Action. If the presence, release, threat of release, placement on or in the Premises or any portion thereof, or the generation, transportation, storage, use, treatment, or disposal at the Premises or any portion thereof of any hazardous substance: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, applicable state law, or any common law theory based on nuisance or strict liability, (ii) causes an adverse public health effect, or
(iii) pollutes, or threatens to pollute, the environment, Tenant, at its sole cost and expense, shall promptly take any and all remedial and removal action necessary to clean up the Premises or any portion thereof, and mitigate exposure to liability arising from the hazardous substance, regardless whether required by law.

         24.5 Indemnity and Release. Tenant shall and does hereby protect, indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Landlord and at Tenant's sole cost) and hold Landlord and its Affiliates free and harmless from and against any loss, cost or expense incurred by Landlord and resulting wholly or in part from Tenant's breach of its obligations under this Section 24 (collectively, "Tenant's Indemnification Obligations"). Tenant's Indemnification Obligations shall survive in perpetuity with respect to any Landlord's Environmental Liability. Tenant and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against Landlord under or with respect to any Environmental Laws, except as otherwise described in Special Stipulation 9 on Exhibit E attached hereto. Tenant's obligation to Landlord under this indemnity shall likewise be without regard to fault on the part of Tenant or Landlord with respect to the violation or condition which results in liability to Landlord or Agent. The foregoing indemnity and Tenant's other obligations under this Section 24 shall survive the expiration or termination of this Lease for any reason. (SEE SPECIAL STIPULATION 9)

SECTION 25:  MISCELLANEOUS

         25.1 Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

         25.2 Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:


If to Landlord:                             First Industrial, L.P.
                                            311 South Wacker Drive
                                            Suite 4000
                                            Chicago, Illinois  60606
                                            Attn: Michael W. Brennan

With a copy to:                             First Industrial Realty Trust, Inc.
                                            3101 Towercreek Parkway
                                            Suite 520
                                            Atlanta, Georgia  30339
                                            Attn:  Mark Dishaw

and a copy to:                              Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                                            333 West Wacker Drive
                                            Suite 2700
                                            Chicago, Illinois  60606
                                            Attn:  Howard Nagelberg, Esq. and Suzanne Bessette-Smith, Esq.

and a copy to:                              Glass, McCullough, Sherrill & Harrold, LLP
                                            1409 Peachtree Street, N.E.
                                            Atlanta, Georgia  30309
                                            Attn:  Peter B. Glass, Esq.

If to Tenant:                               Nantucket Industries, Inc.
                                            510 Broadhollow Road Suite 300
                                            Mellville, NY  11747-3606
                                            Attn:  Steven Samberg, Chief Executive Officer

and a copy to:                              Sally E. Michael
                                            Lane, Altman & Owens LLP
                                            101 Federal St.
                                            Boston, MA  02110

         25.3 Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

         25.4 Legal Costs. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any reasonable costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

         25.5 Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

         25.6 Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state unless on Landlord's standard form with Landlord's prior written consent which shall not be unreasonably withheld.

         25.7 Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination. The provisions of Sections 2, 3, 12, 16, 19, 22, and 24 shall survive any termination of this Lease.

         25.8 Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         25.9 Time. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises are located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

         25.10 Authority of Tenant. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

         25.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

         25.12 Homestead. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

         25.13    Landlord's Lien.  INTENTIONALLY OMITTED

         25.14 No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

         25.15 Counterpart Execution. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

         25.16 Riders. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

         25.17 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY COURT ACTION BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE

PREMISES.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

         LANDLORD:        First Industrial, L.P.,
                          a Delaware limited partnership

                          By:      First Industrial Realty Trust, Inc.,
                                   a Maryland corporation, its general partner

                                   /s/ Mark Dishaw
                          By:      _________________________________________

                                            Regional Director
                                   Its:     ________________________________


         TENANT:          Nantucket Industries, Inc.,
                          a Delaware corporation

                                   /s/ Stephen M. Samberg
                          By:      _________________________________________

                                            CEO
                                   Its:     ________________________________

                                 LEASE EXHIBIT A

                                LEGAL DESCRIPTION


                                   (Omitted)

                                 LEASE EXHIBIT B

                                 RENTAL PAYMENTS

Lease Period (months)    Rental Rate   Yearly Net Base Rent  Monthly Net Base Rent
---------------------    -----------   --------------------  ---------------------
01-12                    $2.65 p/rsf   $188,150.00           $15,679.00
13-24                    $2.70 p/rsf   $191,700.00           $15,975.00
25-36                    $2.75 p/rsf   $195,250.00           $16,271.00
37-48                    $2.80 p/rsf   $198,800.00           $16,567.00
49-60                    $2.85 p/rsf   $202,350.00           $16,863.00

                                 LEASE EXHIBIT C

                       LANDLORD'S REPAIRS AND IMPROVEMENTS

Landlord agrees prior to the Commencement Date to provide the following improvements at Landlord's cost and expense:
- Repaint the office areas
- Shampoo office carpet
- Deliver warehouse in broom-swept condition
- Remove the 4' high concrete spill retaining walls located in the back corner of the warehouse and remove the piping which is hanging over this area
- Replace the yellow-tinted bulbs in the warehouse light fixtures with "white-type" bulbs of equal quality

- Landlord agrees to deliver the HVAC, plumbing, warehouse doors, sprinkler, and electrical systems in a good and working order. Landlord shall warrant these systems for a period of ninety (90) days from the earlier of the Commencement Date or the date Tenant takes possession of the Premises.

Under all circumstances, Tenant shall be responsible for the installation and expense for any signage, telephone system, computer system, security system, fire alarm system, and fire extinguishers.

                                 LEASE EXHIBIT D

                               REQUIRED INSURANCE


         (a) "All-Risk" Property and Loss of Income Coverage for Tenant's Property. "All Risk (i) property insurance in an amount which is reasonable and customary in the industry, and covering all of Tenant's Property (as defined in Section 12.2 of this Lease), and (ii) business interruption insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this Lease, which coverage shall provide such protection to Landlord for a period of not less than twelve (12) consecutive months. The total amount of the deductible required under each policy providing such coverage shall be no more than $10,000.00 per loss. Landlord, Agent and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Superior Parties) shall be included as loss payee(s).

         (b) Liability Coverage. Commercial general public liability and comprehensive automobile liability [and, if necessary to comply with any conditions of this Lease, umbrella liability insurance] covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $10,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this Lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) a hostile fire endorsement; (v) Landlord, Agent and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees) shall be designated as Additional Insured(s) with respect to (x) the Premises, and (y) all operations of Tenant, and (z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (vi) severability of insured parties and any cross-liability exclusion deleted so that the protection of such insurance shall be afforded to Landlord in the same manner as if separate policies had been issued to each of the insured parties.

         (c) Workers' Compensation Coverage. Workers' compensation and employer's liability insurance in the state in which the Premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage (including umbrella liability insurance) shall be not less than the amounts specified in Subsection (b) above.

         (d) Other Coverage. Such other policy or policies as are either: (i) reasonably required of Landlord by any Superior Mortgagee or any other party having any interest in the Premises; or (ii) deemed reasonably necessary by Landlord; or (iii) required by insurers by reasons of a change in Tenant's use of, or activities at, the Premises.

         All insurance policies required under this lease exhibit shall: (i) be issued by companies licensed to do business in the State in which the Premises are located and acceptable to Landlord and any Superior Mortgagees and any other party having any interest in the Premises; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices; (iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent; and (iv) at the sole option and discretion of Landlord, include other appropriate endorsements or extensions of coverage as would be required of Landlord by any Superior Mortgagees or any other party having any interest in the Premises.

                                 Lease Exhibit E

                              SPECIAL STIPULATIONS


         These Special Stipulations are attached to and made an integral part of that certain Industrial Building Lease between FIRST INDUSTRIAL, L.P., a Delaware limited partnership ("Landlord") and NANTUCKET INDUSTRIES, INC., a Delaware ("Tenant"), dated November __, 1997. In the event of any conflict between the provisions of these Special Stipulations and any other provision of the Lease, the provisions of these Special Stipulations shall govern and control and shall supersede such other conflicting provisions of the Lease. Unless otherwise indicated herein, capitalized terms utilized in these Special Stipulations shall have the meanings to them in the Lease.

         1. Additional Rent. Landlord shall provide Tenant with an itemized invoice and copies of bills where available, for any Additional Rent payable pursuant to Section 2.2 of the Lease. Tenant shall have twenty (20) days from Tenant's receipt of such itemized invoices to pay Landlord the Additional Rent in accordance of Section 2 of this Lease.

         2. Taxes and Assessments. Tenant may contest in good faith and at its expense the amount or validity of any Taxes that it is obligated to pay pursuant to Section 3 of this Lease only after paying such tax or posting security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Tenant is entitled to any refund of Taxes paid by Tenant as a result of any successful contest. Landlord shall join in any contest undertaken by Tenant in accordance with the foregoing at Tenant's expense if the provisions of any law, rule or regulation at the time in effect require that the proceedings be brought by or in the name of Landlord. The Land is a separate tax parcel. Landlord has no actual knowledge of any new assessments or property tax increases for the calendar year 1998.

         3. Subordination of Lease. As a condition to any subordination of this Lease, the mortgage holder shall execute a Subordination, Non-Disturbance and Attornment Agreement in favor of Tenant in a form reasonably satisfactory to Landlord and Tenant which shall state that Tenant's rights shall not be disturbed upon foreclosure unless Tenant is in default of this Lease.

         4. Assignment, Subletting and Mortgaging. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord all reasonable legal fees and accounting costs incurred by Landlord as a result of the assignment or sublease.

         5. Compliance with Laws. Tenant may appeal in good faith and at its expense Tenant's violation of any laws or requirement, as described in Section 9 of this Lease only after paying such expenses, fines or damages that are imposed upon Landlord, Agent, or any Superior Lessee, Superior Lessor or Superior Mortgagee or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture.

         6. Insurance. During the Lease Term, Landlord shall insure the Building on an "all risk" basis against damage with casualty, flood and commercial general liability insurance, at full replacement cost, and with such deductibles as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord. Landlord shall pay and pass-through to Tenant its pro rata share of all premiums for such insurance.

         7. Landlord's Repairs. Landlord shall be responsible for the repair and replacement of the roof. Except as otherwise provided in the Lease, Landlord shall have no other repair, maintenance or replacement obligations with respect to the Premises or this Lease.

         8. Landlord Indemnification. Landlord hereby indemnifies, defends, and holds Tenant harmless from and against any and all claims, judgments, liens, causes of action, liabilities, damages, costs, losses and expenses, including reasonable attorneys fees actually incurred, that may be asserted against Tenant or that Tenant may sustain arising from the negligent or intentional acts or omissions of Landlord, its agents or employees, or any breach of this Lease except to the extent such claims, judgments, liens, causes of action, liabilities, damages, costs, losses and expenses arise from the intentional or negligent acts or omissions of Tenant or any of its any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors.

         9. Hazardous Substances. (a) Notwithstanding anything to the contrary in Section 24 of this Lease, Tenant shall not be responsible for the violation of any Environmental Laws (i) caused by the migration of Hazardous Substances onto the Land or the Premises, which originate from any other property and are not caused by Tenant or (ii) caused by events which occur prior to the Commencement Date (or the date Tenant takes possession of the Premises, whichever is earlier) or after the Expiration Date (or the date Tenant vacates the Premises, whichever is later).

         (b) To Landlord's current actual knowledge, Landlord has received no written notice of any proceeding or inquiry by any governmental agency or before any court with respect to any Hazardous Substance affecting the Land, that the Land is subject to any federal, state or local "superfund" lien or proceeding for the cleanup, removal or remediation of any such Hazardous Substance from the Land, or that the Land has been listed on any list of potential or verified hazardous waste sites maintained by the United States, the State of Louisiana or any administrative agency thereof.

         (c) to Landlord's current actual knowledge, no Hazardous Substance has been stored, processed or disposed of on, or released or discharged from or onto the Land in a manner that violated applicable Environmental Laws;

         10. Early Occupancy. Landlord shall permit Tenant access to the Premises prior to the Commencement Date, for the purpose of moving furniture, equipment and other personal property into the Premises and performing certain improvements which have been approved by Landlord in writing. If Tenant occupies the Premises prior to the Commencement Date, all of the provisions of this Lease will be in effect from the beginning of the occupancy; however, Base Rent otherwise due under this Lease will be abated up to the Commencement Date.

         11. Renewal Option. In the event Tenant is not then in default of this Lease, Tenant shall have the right to renew this Lease for one (1) five (5) year term ("Renewal Term"). Tenant must exercise its option to renew by written notice to Landlord at least six (6) months prior to the Expiration Date ("Renewal Notice") at the "market rate" to be mutually agreed upon by Landlord and Tenant. If Tenant does not exercise its option to renew within the allotted time period, Landlord may commence to show the demised Premises to prospective tenants and may place upon the corridor or doors thereon one or more "For Rent" signs of reasonable dimensions.

         Whenever used herein, the term "market rate" shall mean a rental rate equal to the then current market rate, for comparable space in other buildings comparable to the Building in the greater Atlanta metropolitan area, taking into account all relevant factors including, without limitation, the credit worthiness of the tenant, the length of the term, all concessions and the size and location of the Building.

         12. Landlord's Default. In the event that Landlord shall default in the performance of any of Landlord's obligations set forth in this Lease, and Landlord does not commence the rectification of its default within thirty (30) days of Landlord's receipt of Tenant's written notification of such default, Tenant may pursue any and all legal and equitable remedies available to Tenant under the laws of the State of Georgia.